Investor Update

Investor Update: October 23, 2014

This investor update provides JetBlue’s investor guidance for the fourth quarter ending December 31, 2014 and full year 2014.

Recent Announcements

JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date

New York, NY (JFK) - Curaçao (CUR)*	2x Weekly	December 2, 2014
Washington, DC (DCA) - Jacksonville, FL	2x Daily	December 18, 2014
San Francisco, CA - Las Vegas, NV	2x Daily	January 5, 2015

*Subject to receipt of government approval

Capacity

Fourth quarter 2014 available seat miles (ASMs) are estimated to increase 5.0% to 7.0% year-over-year.  Full year 2014 ASMs are estimated to increase 4.0% to 6.0% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Fourth Quarter 2014			Full Year 2014
A320	A321	E190	A320	A321	E190
77%	8%	15%	80%	5%	15%

Average stage length is projected to be approximately 1,089 miles during the fourth quarter of 2014 versus 1,095 miles during the same prior year period and approximately 1,089 miles for the full year 2014 versus 1,090 miles for the full year 2013.

Operational Outlook

	Fourth Quarter	Full Year
	2014	2014
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense (CASM)	(3.0)% - (1.0)%	0.5% - 2.5%
Unit Operating Expense Excluding Fuel and Profit Sharing (CASM Ex-Fuel and Profit Sharing)	1.0% - 3.0%	2.5% - 4.5%

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

	Fourth Quarter	Full Year
	2014	2014
Fuel Expense
Estimated Consumption (gallons)	159 million	636 million
Estimated Fuel Price per Gallon, Net of Hedges *	$2.80	$3.02**

* Includes fuel taxes and fixed forward price (FFP) agreements.
** JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of October 16, 2014, the forward Brent crude per barrel price was $87 and the crack spread averaged $17 per barrel for the fourth quarter of 2014.

Fuel Hedges

As of October 16, 2014 JetBlue’s advanced fuel derivative contracts for the next twelve months are as follows:

	Gallons	Estimated Percentage of Consumption	Price

4Q14	42 million	27%	17% in USGC jet fuel swaps at an average of $2.80/gal 10% in USGC jet caps at an average strike price of $3.06/gal. ***
1Q15	34 million	21%	11% in USGC jet fuel swaps at an average of $2.80/gal 10% in USGC jet fuel collars with the average cap at $2.74/gal and an the average put at $2.54/gal
2Q15	34 million	19%	9% in USGC jet fuel swaps at an average of $2.76/gal 10% in USGC jet fuel collars with the average cap at $2.76/gal and an the average put at $2.56/gal
3Q15	25 million	14%	5% in USGC jet fuel swaps at an average of $2.74/gal 9% in heat collars with the average cap at $2.90/gal and the average put at $2.60/gal

*** JetBlue has entered into offsetting USGC jet put contracts at an average strike price of $2.80/gal for 10% of expected 4Q14 consumption.

In addition to its advanced fuel derivative contracts, JetBlue has entered into fixed forward price agreements for 7% of expected 4Q14 consumption at an average price of $2.86. Note that all FFP prices are based on USGC indexed average jet fuel prices.

Other Income (Expense)

JetBlue estimates total Other Income (Expense) excluding special items to be between ($29) and ($34) million in the fourth quarter and between ($130) and ($140) million for the full year.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Tax Rate
JetBlue expects an effective annual tax rate excluding the gain associated with the sale of LiveTV of approximately 40%. The capital gain generated from the sale of LiveTV allowed JetBlue to utilize a capital loss carry forward which resulted in the release of a valuation allowance related to the capital loss deferred tax asset of $19 million. As a result, JetBlue expects an effective tax rate of approximately 30% on the book gain associated with the sale of LiveTV. Including the gain on sale, JetBlue expects an annual effective tax rate of approximately 37%. However, the actual tax rate in the third quarter and full year 2014 could differ due to a change to state apportionment and/or the non-deductibility of certain items for tax purposes.

Capital Expenditures
(In millions)

Fourth Quarter 2014			Full Year 2014
Aircraft	Non-aircraft (JetBlue)	Non-aircraft (LiveTV)	Aircraft	Non-aircraft (JetBlue)	Non-aircraft (LiveTV)
$225	$70	$—	$635*	$320	$20
* Approximately $80 million of full year capital expenditures will receive capital lease treatment.

Aircraft Delivery Schedule

As of September 30, 2014 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 9 Airbus A321 aircraft, and 60 EMBRAER 190 aircraft. 107 aircraft were on order from Airbus and 24 aircraft were on order from Embraer.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

3Q14	—	—	—	2	1	—	—	—	—
4Q14	—	—	—	4	—	—	—	—	—
Total at Year End	130	66	30	13	8	—	60	30	30

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Fourth Quarter 2014
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)*
Zero - $11 million	297.0	299.3	$-
$11 million - $15 million	297.0	314.5	$1
$15 million or greater	297.0	342.5	$2

	Full Year 2014
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)*
Zero - $46 million	297.8	306.0	$-
$46 million - $63 million	297.8	321.2	$2
$63 million or greater	297.8	353.1	$9

* Net of taxes
These share count estimates assume 20% annual stock price appreciation and that all of the holders of the 6.75% convertible debentures due 2039 (Series A) will be converted to shares during the fourth quarter 2014. These share count estimates do not include any share repurchases that may occur throughout the remainder of 2014 under JetBlue’s share buyback program. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

This investor update contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases and volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this investor update.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com